Calculation of Filing Fee Tables
S-8
ALIGN TECHNOLOGY INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value	Other	2,500,000	$ 138.725	$ 346,812,500.00	0.0001531	$ 53,096.99
Total Offering Amounts:						$ 346,812,500.00		$ 53,096.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 53,096.99
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement on Form S-8 shall also cover any additional shares of common stock, $0.0001 par value (Common Stock), of Align Technology, Inc. (the Registrant) that may become issuable under the Align Technology, Inc. 2005 Incentive Plan (the 2005 Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant. (2) Represents shares of Common Stock that were added to the shares authorized for issuance under the 2005 Plan on May 21, 2025 pursuant to stockholder approval of an amendment to the 2005 Plan. (3) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on July 31, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A